Exhibit 21

SUBSIDIARIES OF THE COMPANY

	State/County of Incorporation	Stock Ownership

West Pharmaceutical Services, Inc	Pennsylvania	Parent Co.
Tech Group North America, Inc.	Arizona	100.0%
West Pharmaceutical Services Lakewood, Inc.	Delaware	100.0
West Pharmaceutical Services Canovanas, Inc.	Delaware	100.0
West Pharmaceutical Services Vega Alta, Inc.	Delaware	100.0
West Pharmaceutical Services of Delaware, Inc.	Delaware	100.0
West Pharmaceutical Services Delaware Acquisition, Inc.	Delaware	100.0
West Monarch Analytical Laboratories LLC	Delaware	100.0
West Pharmaceutical Services of Florida, Inc.	Florida	100.0
Tech Group Grand Rapids, Inc.	Michigan	100.0
Citation Plastics Co.	New Jersey	100.0
Medimop USA LLC	Ohio	90.0	(a)
West Pharmaceutical Services Argentina S.A.	Argentina	100.0
West Pharmaceutical Services Australia Pty. Ltd.	Australia	100.0
West International Sales Corporation	Barbados	100.0
West Pharmaceutical Services Brasil LTDA.	Brasil	100.0
West Pharmaceutical Services Colombia S.A.	Colombia	98.2	(b)
West Pharmaceutical Services Holding Danmark ApS	Denmark	100.0
West Pharmaceutical Services Danmark A/S	Denmark	100.0
West Pharmaceutical Services Finance Danmark ApS	Denmark	100.0
West Pharmaceutical Services Limited Danmark A/S	Denmark	100.0
West Pharmaceutical Services Group Limited	England	100.0
West Pharmaceutical Services Drug Delivery & Clinical Research Centre Ltd.	England	100.0
West Pharmaceutical Services Cornwall Ltd.	England	100.0
Plasmec PLC	England	100.0
West Pharmaceutical Services Lewes Ltd.	England	100.0
West Pharmaceutical Services Dublin, Ltd.	England	100.0
West Pharmaceutical Services France S.A.	France	99.9	(c)
West Pharmaceutical Services Holding France SAS	France	100.0
West Pharmaceutical Services Holding GmbH	Germany	100.0
West Pharmaceutical Services Verwaltungs GmbH	Germany	100.0
West Pharmaceutical Services Deutschland GmbH Co KG	Germany	100.0
Tech Group Ireland	Ireland	100.0
Medimop Projects North — Israel	Israel	90.0	(a)
Medimop — Israel	Israel	90.0	(a)
West Pharmaceutical Services Italia S.r.L.	Italy	100.0
Tech Group de Mexico SRL de CV	Mexico	100.0
(MFG) Tech Group Puerto Rico, Inc.	Puerto Rico	100.0
West Pharmaceutical Services Beograd	Serbia	100.0
West Pharmaceutical Services Singapore Pte. Ltd	Singapore	100.0
West Pharmaceutical Services Hispania S.A.	Spain	100.0
West Pharmaceutical Services Venezuela C.A.	Venezuela	100.0

(a)             10% is owned directly by the previous owner

(b)            1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.

(c)             In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company